EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

JPMorgan Chase Bank
(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)
270 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

Southwestern Public Service Company
(Exact name of obligor as specified in its charter)

New Mexico	75-0575400
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

Tyler at Sixth Street
Amarillo, Texas	79101
(Address of principal executive offices)	(Zip Code)

Series D Senior Notes, 6% Due 2033
(Title of the indenture securities)

GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a)  Name and address of each examining or supervising authority to which it is subject.

   New York State Banking Department, State House, Albany, New York 12110.

   Board of Governors of the Federal Reserve System, Washington, D.C., 20551

   Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

   Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

   Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1.  A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

     2.  A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3.  None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4.  A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

     5.  Not applicable.

     6.  The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     7.  A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not applicable.

     9.  Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of January, 2004.

JPMORGAN CHASE BANK

By	/s/ James D. Heaney

James D. Heaney
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business September 30, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

	Dollar Amounts
	in Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,578
Interest-bearing balances		9,823
Securities:
Held to maturity securities		210
Available for sale securities		57,792
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		9,491
Securities purchased under agreements to resell		91,241
Loans and lease financing receivables:
Loans and leases held for sale		35,681
Loans and leases, net of unearned income	$170,168
Less: Allowance for loan and lease losses	3,448
Loans and leases, net of unearned income and allowance		166,720
Trading Assets		178,938
Premises and fixed assets (including capitalized leases)		6,057
Other real estate owned		110
Investments in unconsolidated subsidiaries and associated companies		732
Customers’ liability to this bank on acceptances outstanding		260
Intangible assets
Goodwill		2,198
Other Intangible assets		4,096
Other assets		57,193

TOTAL ASSETS		$638,120

	Dollar Amounts
	in Millions

LIABILITIES
Deposits
In domestic offices		$188,866
Noninterest-bearing	$76,927
Interest-bearing	111,939
In foreign offices, Edge and Agreement subsidiaries and IBF’s		124,493
Noninterest-bearing	$6,439
Interest-bearing	118,054
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,679
Securities sold under agreements to repurchase		82,206
Trading liabilities		136,012
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		24,937
Bank’s liability on acceptances executed and outstanding		260
Subordinated notes and debentures		8,040
Other liabilities		31,270
TOTAL LIABILITIES		600,763
Minority Interest in consolidated subsidiaries		358
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		16,306
Retained earnings		18,875
Accumulated other comprehensive income		33
Other equity capital components		0
TOTAL EQUITY CAPITAL		36,999

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$638,120

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

          JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

          WILLIAM B. HARRISON, JR. )
          LAWRENCE A. BOSSIDY       ) DIRECTORS
          ELLEN V. FUTTER                   )